Exhibit 99.1

EQUITY

RESEARCH

SERVICES

5003 Falls of Neuse Road

Raleigh

North Carolina

27609

919-876-8868 ph

919-876-8839 fax

www.equityresearch.com

SYMBOL: FCCO

TOTAL ASSETS: $488 MM

HQ: LEXINGTON, SC

CONTACT:

JOSEPH G. SAWYER

CHIEF FINANCIAL OFFICER

(803) 951-2265

1ST QUARTER RESULTS:

EPS: $0.28 VS. $0.26

THERE WERE SECURITY GAINS AND LOSSES, THE PROVISION NEARLY DOUBLED, AND THE TAX RATE WAS HIGHER

PRETAX INCOME BEFORE THE PROVISION AND NET SECURITIES GAINS INCREASED 29%

AVERAGE EARNING ASSET GROWTH OFFSET A DECREASE IN MARGINS

NET INTEREST INCOME GREW 5%, WHILE NONINTEREST INCOME GREW 90% EXCLUDING NET GAINS

INVESTOR RELATIONS REPORT

AVAILABLE ON THE WEB AT www.equityresearch.com

First Community Corporation (FCCO-NASDAQ CAPITAL MARKET)

John A. Howard, CFA

April 20, 2006

Price:		$18.75

52 Wk Range:		$16.73-$20.50

Div/Div Yld:		$0.24 / 1.3%

Shrs/Mkt Cap (mm):		3.0 / $56

EPS *	2005A:	$1.04

(FY: DEC)	2006E:	$1.16

	2007E:	$1.30

Book Value: **		$18.12

P/E	2005A:	18.0	x

	2006E:	16.2	x

	2007E:	14.4	x

Price/Book Value: **		1.03	x

* EPS are diluted and do not include the effects of the anticipated merger with DeKalb Bankshares, Inc. ** Tangible book value is $8.83, price to tangible book value is 2.12 times

Background

First Community Corporation (“the Company”) is the holding company for First Community Bank (“the Bank”), a Lexington, South Carolina-based commercial bank that began operations on August 17, 1995. The Company merged with DutchFork Bancshares, Inc. of Newberry, SC, the parent Company of Newberry Federal Savings Bank, on October 1, 2004, and recently announced plans to merge with DeKalb Bankshares, Inc. of Camden, SC, the parent Company of The Bank of Camden, by the end of the second quarter of 2006. As of March 31, 2006, First Community Corporation had $488 million in assets. Including the Newberry Federal Savings Bank branches, the Company has eleven full-service offices located in Lexington, Red Bank, Forest Acres, Irmo, Cayce-West Columbia, Gilbert, Chapin, Northeast Columbia, Prosperity, and Newberry (two). First Community offers a wide-range of traditional banking products and services for professionals and small- to medium-sized businesses, including consumer and commercial, mortgage, brokerage and investment and insurance services. The Company also offers online banking to its customers. The Company’s stock trades on the NASDAQ Capital Market under the symbol FCCO.

Earnings Performance was Better than Implied by the Bottom Line

First Community Corporation’s earnings were in line with our estimates for the first quarter of 2006. Net income increased 7% to $836,000, or $0.28 per diluted share, from $780,000, or $0.26 per diluted share, for the year-ago quarter. The improvement in earnings, from an operational standpoint, was better than the reported net income figures implied, as there were significantly higher net nonrecurring gains in the year-ago quarter, the provision for loan losses nearly doubled in 2006’s first quarter and there was a higher effective tax rate in the first quarter of 2006 relative to the year-ago quarter (30% versus 26%, respectively). Pretax income before the provision and net securities gains increased 29% from the first quarter of 2005.

Net interest income grew 5% to $3,327,000 for the first quarter of 2006, compared to $3,170,000 for the year-ago quarter. The growth in net interest income was mainly attributable to an increase of 5% in average earning assets, which offset a decrease of eight basis points in the margin relative to the year-ago quarter. Noninterest income growth was particularly impressive. Excluding a loss on the sale of securities of $69,000 and a gain of $159,000 on the early extinguishment of debt in the first quarter of 2006 and a gain on the sale of securities of $181,000 in the year-ago quarter, noninterest income increased 90% to $1,061,000 from $558,000 over this period. The noninterest income growth was due mainly to increased deposit service charges, which historically have accounted for about half of total noninterest income. Deposit service charges were up 93% from the year-ago quarter, in part due to an overdraft protection product that was introduced in the fourth quarter of 2005. Noninterest expense was up 14% to $3,168,000 for 2006’s first quarter, from $2,785,000 in the year-ago quarter, although it declined 3% from the previous sequential quarter. As was mentioned above, the provision for loan losses increased significantly; specifically it grew 82% to $120,000 in the first quarter of 2006 from $66,000 in the year-ago quarter.

FROM MARCH 31, 2005 TO MARCH 31, 2006:

NET LOANS INCREASED 21%

ASSETS GREW 7%

DEPOSITS WERE UP 10%

MARGINS SHOULD BENEFIT FROM INCREASING PERCENTAGE OF LOANS

THE QUARTERLY CASH DIVIDEND INCREASED 20% TO $0.06

NPAS DECREASED 86% FROM THE YEAR-AGO DATE

NPAS/ASSETS: 0.02%

RESERVES/NPAS: 27.8 X

RESERVES/LOANS HFI: 1.22%

EPS:

2005A: $1.04

2006E: $1.16

2007E: $1.30

Net Loan Growth of 21% Led Balance Sheet Growth

First Community’s loan growth has been particularly strong, increasing 21% over the past year. This strong loan growth actually reflects an ongoing effort on the part of management to boost the percentage of earning assets represented by loans, as is discussed more fully below. Total assets were up 7% over the past year while deposits increased 10%. The vast majority of this deposit growth came from core deposits, which obviously has held down the Bank’s cost of funds. Shareholders’ equity totaled $52 million at March 31, 2006, or 10.8% of total assets.

Shifting Mix of Earning Assets Should Benefit Margins

While margins are likely to remain under some pressure given the flat yield curve, the Bank’s efforts to shift earning assets towards loans should mitigate some of these pressures. The Bank has made a good deal of progress in boosting its net loans-to-average earning assets ratio (56% in 2006’s first quarter versus 49% in the year-ago quarter), but still has further to go. The typical SC community bank maintains about 80% of its earning assets in loans. With loans commanding at least a couple of hundred basis point advantage over comparably risked investment assets, a move toward the “typical” allocation could add another 30 to 40 basis points to margins over time. The point is that First Community’s relatively low loans-to-earning assets ratio (and similarly low loans-to-deposits ratio) essentially puts it in a better position to improve margins than most “loaned up” community banks.

First Community Increases its Cash Dividend by 20%

First Community recently announced an increase in its quarterly cash dividend to $0.06 per share; the dividend is payable May 12, 2006 to shareholders of record as of May 1, 2006. This is the first increase in the quarterly dividend in three years for the Company. The dividend is up 20% from the previous quarterly dividend of $0.05 per share. The dividend for the full year of 2006 is projected to be $0.23 per share, which as can be seen from the adjacent chart, is nearly double the dividends paid in 2002, the first year of cash dividends.

NPAs Are at the Lowest Level Since the End of 2004

At March 31, 2006, First Community’s nonperforming assets declined to the lowest they have been since the end of 2004, and overall asset quality was far better than the majority of South Carolina community banks. NPAs (including nonaccruing loans, accruing loans more than 90 days past due, other real estate owned and restructured loans) were $101,000 (0.02% of assets) at March 31, 2006, down 86% from $731,000 (0.16% of assets), at the year-ago date. The allowance for loan losses decreased slightly to $2.8 million from $2.9 million at the year-ago date. As a percentage of loans held for investment, the allowance was 1.22% at March 31, 2006.

ASSET QUALITY VS. SC PEERS

	FCCO	SC Peer Group Median
NPAs/Assets (%)	0.02	0.59
Reserves/NPAs (x)	27.8	1.2
Reserves/Loans HFI (%)	1.22	1.18

Projections

We are maintaining our projections for 2006 and 2007. We are projecting net income of $3.5 million, or $1.16 per diluted share, for 2006, and $3.9 million, or $1.30 per diluted share, for 2007. These estimates do not include the effect of the merger with DeKalb Bankshares. For stock quotes or to download an online version of this report, please visit Equity Research Services’ web site at www.equityresearch.com. Additional information can be obtained from the Company’s web site at www.firstcommunitysc.com.

ADDITIONAL INFORMATION UPON REQUEST

Copyright © 2006 Equity Research Services, Inc. All rights reserved. This material is for your information only and is not a solicitation, or an offer, to buy or sell securities mentioned. Equity Research Services, Inc. (“ERS”) is a firm involved in financial advisory, equity research, valuation and investor relations services. All reports generated by ERS for the purpose of investor relations are designated “Investor Relations Report,” and ERS receives a fee (from the company whose securities are described) for producing such reports. ERS may also act in a financial advisory role to the company. The information contained herein has been obtained from sources we believe reliable but in no way is guaranteed by us. Furthermore, this report contains forward-looking statements and projections that are based on certain assumptions and expectations. Accordingly, actual results may differ considerably from those reflected in this report due to such factors as those that are listed in the Company’s SEC filings. Any non-factual information in the report is our opinion and is subject to change without notice.